[VALHI LOGO GOES HERE]


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                                  PRESS RELEASE

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FOR IMMEDIATE RELEASE:                               CONTACT:

VALHI, INC.                                          Bobby D. O'Brien
Three Lincoln Centre                                 Vice President
5430 LBJ Freeway, Suite 1700                         (972) 233-1700
Dallas, Texas 75240-2697


                 VALHI ANNOUNCES PROPOSAL TO MERGE WITH TREMONT


         DALLAS, TEXAS . . . July 26, 2002 . . . Valhi, Inc. (NYSE: VHI) announced today that it has made a proposal to merge Valhi and Tremont Corporation (NYSE: TRE).

         Valhi directly and indirectly owns 5,154,588 shares of the common stock of Tremont, representing approximately 80% of the 6,424,858 shares of Tremont currently outstanding. Of such shares held directly and indirectly by Valhi, NL Industries, Inc. (NYSE: NL), a majority-owned subsidiary of Valhi, indirectly owns 1,036,167 of the Tremont shares. Approximately 94% of the 115,118,917 outstanding shares of Valhi are held by Contran Corporation and related entities.

         The  proposal   states  that   stockholders  of  Tremont  common  stock
(including NL) other than Valhi would receive between 2 shares and 2.5 shares of Valhi common stock for each Tremont share held.

         Valhi, Inc. is engaged in the titanium dioxide pigments, component products (ergonomic computer support systems, precision ball bearing slides and security products), titanium metals products, waste management industries and other businesses.

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